 ASTEC INDUSTRIES REPORTS FIRST QUARTER RESULTS

CHATTANOOGA, Tenn. (April 24, 2007) - Astec Industries, Inc. (Nasdaq: ASTE) today reported results for their first quarter ended March 31, 2007.

Net income for the first quarter of 2007 was $0.69 per diluted share compared to $0.50 per diluted share in 2006 for a 38.0% increase.

Revenues for the first quarter of 2007 were $215.6 million compared with $185.7 million for the first quarter of 2006 for a 16.1% increase. Domestic sales accounted for 77.2% and international sales for 22.8% of revenues during the first quarter of 2007 compared to 81.3% for domestic sales and 18.7% for international sales during the first quarter of 2006. The Company reported net income of $15.3 million for the first quarter of 2007 compared to net income of $10.9 million for the first quarter of 2006 for an increase of 40.4%. The Company's backlog at March 31, 2007 was $260.7 million compared to $144.5 million at March 31, 2006 for an 80.4% increase.

Consolidated financial statements for the first quarter ended March 31, 2007 and additional information related to segment revenues and profits are attached as addenda to this press release.

Commenting on the announcement, Dr. J. Don Brock, Chairman and Chief Executive Officer, stated, "We are pleased with the increased volume, improved margins and net income for the first quarter of 2007. The initiatives implemented by the Company to increase gross margins resulted in a 90 basis point improvement in the first quarter of 2007 compared to the first quarter of 2006. The gross margin percentage improved in the first quarter of 2007 to 25.2% from 24.3% in the first quarter of 2006. We will continue to focus on these initiatives and will monitor inflation closely and take the necessary actions to maintain margins. Selling, General, Administrative and Engineering Expenses decreased from 14.9% of net sales in 2006 to 14.2% of net sales in 2007."

"We believe that our increase in sales is reflective of a strong economy, an overwhelming need for road improvements resulting in state initiatives to increase funding, market acceptance of new products, improving market share, increasing sales of recycling equipment and stronger international sales."

 Investor Conference Call and Web Simulcast

Astec will conduct a conference call on April 24, 2007, at 10:00 A.M. Eastern Time to review its first quarter results as well as current business conditions. The number to call for this interactive teleconference is (877) 407-9210. International callers should dial (201) 689-8049. Please reference Astec Industries.

The company will also provide an online Web simulcast and rebroadcast of the conference call. The live broadcast of Astec's conference call will be available online at the Company's website: www.astecindustries.com/www/docs/100, Conference Calls Section. An archived webcast will be available for 90 days at www.astecindustries.com.

A replay of the conference call will be available through midnight on Tuesday, May 1, 2007 by dialing (877) 660-6853, or (201) 612-7415 for international callers, Account #286, Conference ID# 238541. A transcription of the conference call will be made available under the Investor Relation section of the Astec Industries, Inc. website within 5 days after the call.

Astec Industries, Inc. is a manufacturer of specialized equipment for building and restoring the world's infrastructure. Astec's manufacturing operations are divided into four business segments: aggregate processing and mining equipment; asphalt production equipment; mobile asphalt paving equipment; and underground boring, directional drilling and trenching equipment.

The information contained in this press release contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company, including statements about the Company's financial performance for the second quarter and future generally, the ability to maintain margins, the economy, the need for road improvements, the state initiatives to increase funding, the market's acceptance of new products, the Company's improving market share, the increase in sales of recycling equipment and international sales. These forward-looking statements reflect management's expectations and are based upon currently available information, and the Company undertakes no obligation to update or revise such statements. These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated. Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements. Important factors that could cause future events or actual results to differ materially include: general uncertainty in the economy, downturns in the general economy or the commercial construction industry, cyclical nature of the commercial, construction industry and the customization of the equipment the Company sells, increases in the price of oil or decreases in the availability of oil, increases in the price of raw materials, a failure to comply with covenants in the Company's amended credit agreement, contingent liability for certain customer debt, rising interest rates, rising steel and steel component pricing, delayed or decreased funding for highway construction and maintenance, managing and expanding in international markets, the timing of large contracts, production capacity, general business conditions in the industry, demand for the Company's products, seasonality of sales volumes, competitive activity and those other factors listed from time to time in the Company's reports filed with the Securities and Exchange Commission, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2006.

For Additional Information Contact:

J. Don Brock
Chairman of the Board & C.E.O.
Phone: (423) 867-4210
Fax: (423) 867-4127
E-mail: dbrock@astecindustries.com

or

F. McKamy Hall
Vice President and Chief Financial Officer
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: mhall@astecindustries.com

or

Stephen C. Anderson
Corporate Secretary &
Director of Investor Relations
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: sanderson@astecindustries.com

Astec Industries, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	March 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$ 57,120	$ 20,856
Receivables, net	86,226	78,025
Inventories	164,725	148,167
Prepaid expenses and other	14,188	13,215
Total current assets	322,259	260,263
Property and equipment, net	117,720	99,453
Other assets	25,182	24,647
Total assets	$ 465,161	$ 384,363
Liabilities and shareholders' equity
Current liabilities:
Accounts payable - trade	$ 52,837	$ 46,181
Other accrued liabilities	74,679	61,978
Total current liabilities	127,516	108,159
Other non-current liabilities	20,160	15,636
Minority interest in consolidated subsidiary	704	606
Total shareholders' equity	316,781	259,962
Total liabilities and shareholders' equity	$ 465,161	$ 384,363

Astec Industries, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2007	2006
Net sales	$ 215,563	$ 185,724
Cost of sales	161,190	140,572
Gross profit	54,373	45,152
Selling, general, administrative & engineering expenses	30,529	27,740
Income from operations	23,844	17,412
Interest expense	415	430
Other income, net of expense	685	265
Income before income taxes and minority interest	24,114	17,247
Income taxes	8,746	6,347
Minority interest in earnings	34	3
Net income	$ 15,334	$ 10,897

Earnings per Common Share

Net income:
Basic	$ 0.71	$ 0.51
Diluted	$ 0.69	$ 0.50

Weighted average common shares outstanding:
Basic	21,644,097	21,194,708
Diluted	22,194,736	21,897,073

Certain amounts for 2006 have been reclassified to conform with the 2007 presentation.

Astec Industries, Inc. and Subsidiaries
Segment Revenues and Profits
For the three months ended March 31, 2007 and 2006
(in thousands)
(Unaudited)

	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2007 Revenues	65,010	82,343	43,950	24,260	-	215,563
2006 Revenues	55,732	71,262	36,353	22,377	-	185,724
Change $	9,278	11,081	7,597	1,883	-	29,839
Change %	16.6%	15.5%	20.9%	8.4%	-	16.1%

2007 Gross Profit	17,927	20,879	10,182	5,395	(10)	54,373
2007 Gross Profit %	27.6%	25.4%	23.2%	22.2%	-	25.2%
2006 Gross Profit	14,568	17,186	9,258	4,246	(106)	45,152
2006 Gross Profit %	26.1%	24.1%	25.5%	19.0%	-	24.3%
Change	3,359	3,693	924	1,149	96	9,221

2007 Profit (Loss)	11,453	10,375	5,477	1,014	(13,110)	15,209
2006 Profit (Loss)	8,293	7,982	4,932	302	(10,424)	11,085
Change $	3,160	2,393	545	712	(2,686)	4,124
Change %	38.1%	30.0%	11.1%	235.8%	(25.8%)	37.2%

 Certain amounts for 2006 have been reclassified to conform with the 2007 presentation

 Segment revenues are reported net of intersegment revenues. Segment gross profit is net of profit on intersegment revenues. A reconciliation of total segment profits to the Company's consolidated net income is as follows:

	For the three months ended March 31,
	2007	2006
Total profit for all segments	$ 15,209	$ 11,085
Minority interest in earnings of subsidiary	(34)	(3)
Recapture (elimination) of intersegment profit	159	(185)
Consolidated net income	$ 15,334	$ 10,897

Astec Industries, Inc. and Subsidiaries
Backlog by Segment
March 31, 2007 and 2006
(in thousands)
(Unaudited)

	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2007 Backlog	113,973	120,605	16,430	9,697	-	260,705
2006 Backlog	44,744	77,829	5,713	16,195	-	144,481
Change $	69,229	42,776	10,717	(6,498)	-	116,224
Change %	154.7%	55.0%	187.6%	(40.1%)	-	80.4%